EXHIBIT 10

                 AEI INCOME & GROWTH FUND 26 LLC

                      IMPOUNDMENT AGREEMENT

     THIS IMPOUNDMENT AGREEMENT, made and entered into this ____ day of __________, 2005, by and among AEI Income & Growth
Fund  26  LLC  (the  "Fund"), AEI Securities,  Inc.  ("AEI")  and
Fidelity Bank, Edina, Minnesota (the "Bank");

     WITNESSETH THAT:

     WHEREAS, the Fund proposes to issue and sell up to 10,000,000 units of limited liability company interest (the "Units"), at a subscription price of $10.00 per unit, and has entered into an agreement (the "Dealer-Manager Agreement") with AEI Securities, Inc. (the "Dealer-Manager") pursuant to which the Dealer-Manager and various members of the National Association of Securities Dealers, Inc. (collectively, the "Dealers") will offer the Units for sale for and on behalf of the Fund; and

     WHEREAS, the Dealer-Manager Agreement provides that all funds received by Dealers in connection with the sale of Units shall be transmitted to the Dealer-Manager as processing broker-dealer and promptly deposited in an escrow account with the Bank until the offering of Units is terminated or until (i) the minimum $1,500,000 of subscription proceeds have been obtained and, (ii) in the case of subscriptions received from residents of Pennsylvania ("Pennsylvania Subscriptions"), the Pennsylvania Securities Commission requires that no such Pennsylvania Subscriptions be released from escrow until the Fund has received a minimum of $2,500,000 of subscription proceeds (the "Pennsylvania Minimum"); and

     WHEREAS, the Fund desires to have the Bank deposit such funds in an escrow account until the termination of the offering of Units, and the Bank has agreed to serve as Impoundment Agent for such purpose.

     NOW, THEREFORE, for and in consideration of the covenants and agreements set forth below, the parties agree as follows:

     1.   APPOINTMENT OF IMPOUNDMENT AGENT; DELIVERY OF FUNDS  TO
          ESCROW ACCOUNT.

     The Fund hereby appoints the Bank as Impoundment Agent to receive and hold all proceeds from the sale of Units for the term of this Impoundment Agreement, and to invest the same in such manner as it shall be directed to in writing by the Fund. Prior to initial release of funds in accordance with Section 3(a) and 3(c), all proceeds will be invested in a bank account, bank certificate of deposit or money market account issued by a bank, or in short-term securities issued by or guaranteed by the United States Government. All subscription checks shall be payable to "Fidelity Bank - AEI Fund 26 Escrow." Dealers shall transmit all subscription checks for Units to the Dealer-Manager by noon of the business day following receipt of such checks and the Dealer-Manager shall transmit all such checks, or return unaccepted checks to subscribers, as soon as practicable thereafter but in any event by the end of the second business day following receipt of such checks by the Dealer-Manager.

     2.   IDENTITY OF SUBSCRIBERS:  OWNERSHIP OF FUNDS DEPOSITED.

     The Dealer-Manager shall deliver to the Impoundment Agent, with each deposit of checks, a list that contains the names and addresses of all persons who have subscribed for Units, the amount of money tendered by each subscriber and the date on which the funds were received from each subscriber. The Impoundment Agent shall hold all funds identified by the Dealer-Manager. The funds, as well as any interest or income earned thereon, shall remain the property of the subscribers until released to the Fund as hereinafter provided, and shall not be subject to any liens by the Impoundment Agent or judgments or claims against Dealers, the Dealer-Manager or the Fund. The Impoundment Agent shall specifically segregate any Pennsylvania Subscriptions.

     3.   DISBURSEMENT OF FUNDS.

     (a) After such time as the Impoundment Agent has received not less than $1,500,000 in subscription amounts, the Impoundment Agent shall notify the Commissioner of Securities for the State of Minnesota or an agent thereof (the "Commissioner") in writing of the escrow of such amounts. Upon receipt by the Impoundment Agent of written authorization from the Commissioner, said Impoundment Agent, on demand of AEI, shall pay over to the Fund all or any portion of the impounded funds. If $1,500,000 in subscription proceeds is not received by the Impoundment Agent during the term of this Impoundment Agreement, then, within a reasonable time, but in no event more than thirty (30) days after the last day of the term of this Impoundment Agreement, Impoundment Agent shall refund to each subscriber the face amount of payments made in subscriptions for Units, together with his or her pro-rata share of interest or income, if any, earned on the funds deposited in escrow. After receipt by the Impoundment Agent of written authorization for the initial release of funds hereunder, the Impoundment Agent shall release to the Fund, from time to time, any funds deposited pursuant to this Agreement, upon the written request of the Fund.

     (b) The Fund shall send written notice of each request for disbursement of funds which shall specify the subscriptions that have been accepted on behalf of the Fund, the commissions and non-accountable expenses payable on such subscriptions, the subscriptions that have been rejected, and the subscriptions that have been deposited in escrow but upon which acceptance by the
Fund remains pending. In accordance with such notice, the Impoundment Agent shall disburse funds:

     (i) representing commissions and non-accountable expenses on accepted subscriptions directly to the Dealer-
          Manager;

     (ii) representing accepted subscription proceeds net of commissions and non-accountable expenses - directly to the account of the Fund as authorized in such notice;

     (iii)       representing   interest  accrued   on   accepted
          subscriptions  proceeds - directly to the  subscribers;
          and

     (iv) representing   rejected   subscription   proceeds   and
          interest accrued thereon - directly to the subscribers.

     (c) Notwithstanding the foregoing, all Pennsylvania Subscriptions shall be segregated in a separate account entitled Pennsylvania Escrow Account. The terms of the impound for Pennsylvania Subscriptions will be the same as provided for all subscription proceeds under this Agreement, except as expressly stated in the following paragraph:

     (i) The amount of subscription proceeds held in the Pennsylvania Escrow Account will not be counted in determining the minimum subscription proceeds. The funds in the Pennsylvania Escrow Account will be retained in such account, and will not be released to the Fund upon the release of other impounded funds at the time the minimum subscription proceeds are reached under the Impoundment Agreement. After such time as the Impoundment Agent has received not less than the Pennsylvania Minimum in subscription amounts, the
          Impoundment Agent shall disburse to the Fund all subscription funds held in the Pennsylvania Escrow Account.

     All subscription proceeds upon which acceptance remains pending shall be held by the Impoundment Agent for disbursement in accordance with the direction contained in the next succeeding notice.

     4.   TERM OF IMPOUNDMENT.

     This Impoundment Agreement shall terminate on the 365th day following the effective date of the registration statement relating to the Units or on such earlier date as all funds are released to the Fund as provided in Section 3 above, provided, however, that if $1,500,000 in subscription amounts have been received prior to the 365th day and the Fund elects to extend the offering of Units in accordance with the registration statement relating thereto, this Impoundment Agreement shall terminate upon the expiration of such extension (but not, in any event, later than the 730th day after the effective date). The Fund and the Dealer-Manager may also terminate this Impoundment Agreement at any time upon notice to the Impoundment Agent that the Fund has made a decision to terminate the offer and sale of Units.

     5.   CONSENT OF COMMISSIONER TO RELEASE FUNDS.

     Until the Impoundment Agent has received $1,500,000 in subscription amounts, no funds shall be released to the Fund hereunder except upon the express written authorization of the Commissioner. If the Commissioner finds that any conditions of this Impoundment Agreement have not been satisfied, or that any provisions of the Minnesota Securities Laws or regulations have not been complied with, then he may withhold such authorization for release of funds by the Impoundment Agent to the Fund and may direct the Impoundment Agent to return the funds to the subscribers. After the initial release of funds is authorized by the Commissioner, the Impoundment Agent shall release funds, from time to time, to the Fund upon written request.

     6.   FEE OF IMPOUNDMENT AGENT.

     The Impoundment Agent shall receive reasonable compensation for its services as Impoundment Agent. Such compensation shall be paid by the Fund and shall not be subtracted from the funds held in escrow by the Impoundment Agent. The fee agreed upon for services rendered hereunder shall constitute full compensation for the services of the Impoundment Agent performed pursuant to this Impoundment Agreement; provided, however, that if the Impoundment Agent renders any material services not contemplated by this Impoundment Agreement, the Impoundment Agent shall be reasonably compensated for such service.

     7.   REPRESENTATIONS OF IMPOUNDMENT AGENT.  The  Impoundment
          Agent represents and warrants that:

     (a) subscription proceeds deposited on behalf of each subscriber will be insured by the Federal Deposit Insurance Corporation to the maximum extent such proceeds would be insured if deposited in individual accounts for each such subscriber; and

     (b) it will distribute to subscribers within the time period prescribed by the Internal Revenue Code of 1986, as amended, reports of all interest income earned on escrowed funds.

Except as provided in this Section 7, the sole duty of the Impoundment Agent shall be to receive funds from the sale of the Units and hold them for release in accordance with the terms of this Impoundment Agreement.

     8.   LIABILITY OF IMPOUNDMENT AGENT.

     The Impoundment Agent may conclusively rely upon and shall have no duty to verify any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Impoundment Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Impoundment Agreement unless first indemnified to its satisfaction by the Fund. The Impoundment Agent may consult counsel with respect to any question arising under this Impoundment Agreement, and the Impoundment Agent shall not be liable for any action taken or omitted in good faith on advice of such counsel. All funds held by the Impoundment Agent pursuant to this Impoundment Agreement shall constitute trust property for the purposes for which they are held.

     9.   INSPECTION OF RECORDS.

     The Fund may, at any time during regular business hours, inspect the records of the Impoundment Agent, insofar as they relate to this Impoundment Agreement, for the purpose of determining that the Impoundment Agent is acting in compliance with the provisions of this Impoundment Agreement.

     10.  BINDING EFFECT AND SUBSTITUTION OF IMPOUNDMENT AGENT.

     The terms and conditions of this Impoundment Agreement shall be binding upon the parties hereto and their respective creditors, transferees, successors in interest and assigns, whether by operation of law or otherwise. If for any reason the bank should be unable or unwilling to continue to assume its duties as Impoundment Agent, nothing in this Impoundment Agreement shall prevent the Fund from appointing an alternative Impoundment Agent.

     IN WITNESS WHEREOF, the parties hereto have executed this Impoundment Agreement on the date first above written.

                              AEI INCOME & GROWTH FUND 26 LLC
                              By AEI Fund Management XXI, Inc.
                              Managing Member


                              By:
                                 Its President


                              FIDELITY BANK


                              By:
                                 Its


                              AEI SECURITIES, INC.


                              By:
                                 Its President
Accepted for filing




Commissioner of Commerce